Exhibit 99.1

Visa Inc. Reports Fiscal First Quarter 2013 Net Income of $1.3 billion or $1.93 per diluted share and Authorizes New $1.75 Billion Share Repurchase Program

•	Broad-based net revenue growth of 12%

•	Earnings per share of $1.93 includes a catch-up tax benefit effect of approximately $0.11 per share

•	New share repurchase authorization on top of remainder at December 31, 2012 brings outstanding authorization to about $2.9 billion

Foster City, CA, February 6, 2013 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal first quarter 2013 ended December 31, 2012. Net income for the quarter was $1.3 billion, an increase of 26% over the prior year, or $1.93 per share, an increase of 30% over the prior year. These results included a catch-up tax benefit effect resulting from new guidance on apportionment rules from the State of California, are consistent with our full-year tax and earnings per share guidance, and represent about 11 cents of earnings per share for the quarter. All references to earnings per share assume fully diluted class A share count unless otherwise noted.

Net operating revenue in the first quarter of fiscal 2013 was $2.8 billion, an increase of 12% over the prior year, driven by strong growth in service revenues, data processing revenues and international transaction revenues. There was no significant impact on current quarter results related to the strengthening or weakening of the U.S. dollar over the prior year.

“Visa again delivered a strong quarter of revenue and earnings driven by success across our global franchise,” said Charlie Scharf, Chief Executive Officer. “Our results include significant continued investments in our core business, accelerating international expansion and the deployment of next-generation payment solutions for the benefit of our financial institution and merchant partners.” Added Scharf, “We have been committed to using our capital wisely and that includes returning capital to stockholders through dividends and share repurchases. The board’s decision to increase Visa’s repurchase authorization continues that commitment, supported by confidence we have in our future.”

Fiscal First Quarter 2013 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended September 30, 2012, on which fiscal first quarter service revenue is recognized, was 6% over the prior year at $1.0 trillion.

Payments volume growth, on a constant dollar basis, for the three months ended December 31, 2012, was 9% over the prior year at $1.1 trillion.

Cross-border volume growth, on a constant dollar basis, was 11% for the three months ended December 31, 2012.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended December 31, 2012, were 14.2 billion, a 4% increase over the prior year.

Fiscal first quarter 2013 service revenues were $1.3 billion, an increase of 13% versus the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 17% over the prior year to $1.1 billion. International transaction revenues, which are driven by cross-border activity, grew 8% over the prior year to $805 million. Other revenues, which include the Visa Europe licensing fee, were $179 million, a 1% increase over the prior year. Client incentives, which are a contra revenue item, were $553 million and represent 16% of gross revenues.

Total operating expenses were $1.0 billion for the quarter, a 13% increase over the prior year, primarily due to higher personnel and professional fees associated with investments in technology projects to support our growth initiatives.

The effective tax rate was 28.2% for the quarter ended December 31, 2012. This rate was positively impacted by a tax benefit recognized during the quarter as a result of new guidance issued by the State of California regarding apportionment rules for years prior to fiscal 2012.

Cash, cash equivalents, and available-for-sale investment securities were $6.1 billion at December 31, 2012.

The weighted-average number of diluted class A common stock outstanding was 669 million.

Notable Events:

Under the terms of the class settlement agreement in the Multidistrict Litigation Proceedings (MDL) 1720, in December 2012, the Company paid approximately $4.0 billion from the litigation escrow account into a settlement fund established pursuant to the definitive class settlement agreement. Additionally, in October 2012, the Company made a payment of $350 million to the individual plaintiffs’ settlement fund.

During the three months ended December 31, 2012, the Company repurchased approximately 9 million shares of class A common stock, at an average price of $145.40 per share, using $1.3 billion of cash on hand.

The Company’s Board of Directors has authorized a new $1.75 billion class A share repurchase program. The authorization will be in place through January 2014, and is subject to further change at the discretion of the Board.

As announced on January 30, 2013 the Board of Directors declared a quarterly dividend in the aggregate amount of $0.33 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on March 5, 2013, to all holders of record of the Company’s class A, class B and class C common stock as of February 15, 2013.

On January 30, 2013, the Company held its 2013 annual meeting of stockholders during which holders of the Company’s class A common stock at the close of business on December 4, 2012 voted on the four proposals enumerated in the Company’s proxy statement. All of management’s proposals were approved, but the single stockholder proposal failed to pass.

Financial Outlook:

Visa Inc. updates its financial outlook for the following metric for fiscal 2013:

•

Annual free cash flow: About $6 billion. This increase is attributable to tax benefits to be realized during fiscal 2013 related to non-recurring litigation escrow payments of approximately $4.4 billion made during the fiscal first quarter.

Visa Inc. affirms its financial outlook for the following metrics for fiscal 2013:

•	Annual net revenue growth: Low double digits;

•	Client incentives as a percent of gross revenues: 18% to 18.5% range;

•	Marketing expenses: Under $1 billion;

•	Annual operating margin: About 60%;

•	Tax rate: 30% to 32% range;

•	Adjusted annual diluted class A common stock earnings per share growth: High teens; and

•	Capital expenditures: $425 million to $475 million range.

Fiscal First Quarter 2013 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa Inc. is a global payments technology company that connects consumers, businesses, financial institutions and governments in more than 200 countries and territories to fast, secure and reliable digital currency. Underpinning digital currency is one of the world’s most advanced processing networks-VisaNet-that is capable of handling more than 24,000 transaction messages a second, with fraud protection for consumers and guaranteed payment for merchants. Visa is not a bank, and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit http://www.corporate.visa.com.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the terms “continue,” “expect,” “will,” and similar references to the future. Examples of such forward-looking statements include, but are not limited to, statements we make about our revenue, earnings per share, incentive payments, expenses, operating margin, tax rate, capital expenditures and free cash flow and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are neither statements of historical fact nor guarantees of future performance and (iii) are subject to risks, uncertainties, assumptions and changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements because of a variety of factors, including the following:

•	the impact of laws, regulations and marketplace barriers, including:

•	rules capping debit interchange reimbursement fees promulgated under the U.S. Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act;

•	rules under the Dodd-Frank Act expanding issuers’ and merchants’ choice among debit payment networks;

•	increased regulation outside the United States and in other product categories;

•	increased government support of national payment networks outside the United States; and

•	rules about consumer privacy and data use and security;

•	developments in litigation and government enforcement, including:

•	those affecting interchange reimbursement fees, antitrust and tax; and

•	our failure to satisfy the conditions necessary to make the multidistrict litigation settlement effective;

•	economic factors, such as:

•	an increase or spread of the current European crisis involving sovereign debt and the euro;

•	the failure to raise the “debt ceiling” in the United States and its repercussions;

•	cross-border activity and currency exchange rates;

•	material changes in our clients’ performance compared to our estimates; and

•	other global economic, political and health conditions;

•	industry developments, such as competitive pressure, rapid technological developments, and disintermediation from the payments value stream;

•	system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data breaches or increased fraudulent or other illegal activities involving our cards; and

•	issues arising at Visa Europe, including failure to maintain interoperability between our systems;

•	costs and liquidity needs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	loss of organizational effectiveness or key employees;

•	failure to integrate acquisitions successfully or to effectively launch new products and businesses; and

the other factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. You should not place undue reliance on such statements. Unless required to do so by law, we do not intend to update or revise any forward-looking statement, because of new information or future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com

Media Relations: Will Valentine, 650-432-2990, globalmedia@visa.com

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2012	September 30, 2012
	(in millions, except par value data)
Assets
Cash and cash equivalents	$1,334	$2,074
Restricted cash - litigation escrow	49	4,432
Investment securities
Trading	74	66
Available-for-sale	1,377	677
Income tax receivable	1,341	179
Settlement receivable	859	454
Accounts receivable	801	723
Customer collateral	819	823
Current portion of client incentives	168	209
Deferred tax assets	389	2,027
Prepaid expenses and other current assets	176	122

Total current assets	7,387	11,786
Investment securities, available-for-sale	3,401	3,283
Client incentives	40	58
Property, equipment and technology, net	1,641	1,634
Other assets	306	151
Intangible assets, net	11,403	11,420
Goodwill	11,681	11,681

Total assets	$35,859	$40,013

Liabilities
Accounts payable	$114	$152
Settlement payable	1,072	719
Customer collateral	819	823
Accrued compensation and benefits	288	460
Client incentives	871	830
Accrued liabilities	578	584
Accrued litigation	5	4,386

Total current liabilities	3,747	7,954
Deferred tax liabilities	4,057	4,058
Other liabilities	467	371

Total liabilities	8,271	12,383

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	—	—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 530 and 535 shares issued and outstanding at December 31, 2012, and September 30, 2012, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at December 31, 2012, and September 30, 2012	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 29 and 31 shares issued and outstanding at December 31, 2012, and September 30, 2012, respectively	—	—
Additional paid-in capital	19,728	19,992
Accumulated income	7,997	7,809
Accumulated other comprehensive income (loss), net
Investment securities, available-for-sale	34	3
Defined benefit pension and other postretirement plans	(184)	(186)
Derivative instruments classified as cash flow hedges	14	13
Foreign currency translation adjustments	(1)	(1)

Total accumulated other comprehensive loss, net	(137)	(171)

Total equity	27,588	27,630

Total liabilities and equity	$35,859	$40,013

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,
	2012	2011
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,300	$1,151
Data processing revenues	1,115	951
International transaction revenues	805	748
Other revenues	179	178
Client incentives	(553)	(481)

Total operating revenues	2,846	2,547

Operating Expenses
Personnel	454	389
Marketing	193	190
Network and processing	110	98
Professional fees	88	70
Depreciation and amortization	92	80
General and administrative	106	102
Litigation provision	3	—

Total operating expenses	1,046	929

Operating income	1,800	1,618
Non-operating income (expense)	1	(1)

Income before income taxes	1,801	1,617
Income tax provision	508	590

Net income including non-controlling interest	1,293	1,027
Loss attributable to non-controlling interest	—	2

Net income attributable to Visa Inc.	$1,293	$1,029

Basic earnings per share
Class A common stock	$1.94	$1.50

Class B common stock	$0.82	$0.73

Class C common stock	$1.94	$1.50

Basic weighted-average shares outstanding
Class A common stock	531	520

Class B common stock	245	245

Class C common stock	30	46

Diluted earnings per share
Class A common stock	$1.93	$1.49

Class B common stock	$0.81	$0.73

Class C common stock	$1.93	$1.49

Diluted weighted-average shares outstanding
Class A common stock	669	690

Class B common stock	245	245

Class C common stock	30	46

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended December 31,
	2012	2011
	(in millions)
Operating Activities
Net income including non-controlling interest	$1,293	$1,027
Adjustments to reconcile net income including non-controlling interest to net cash provided by (used in) operating activities:
Amortization of client incentives	553	481
Share-based compensation	48	38
Excess tax benefit for share-based compensation	(50)	(18)
Depreciation and amortization of property, equipment, technology and intangible assets	92	80
Deferred income taxes	1,622	34
Other	12	(37)
Change in operating assets and liabilities:
Income tax receivable	(1,162)	112
Settlement receivable	(405)	(97)
Accounts receivable	(78)	(69)
Client incentives	(453)	(343)
Other assets	(228)	2
Accounts payable	1	(82)
Settlement payable	353	(23)
Accrued and other liabilities	(38)	251
Accrued litigation	(4,384)	(70)

Net cash (used in) provided by operating activities	(2,824)	1,286

Investing Activities
Purchases of property, equipment, technology and intangible assets	(100)	(101)
Proceeds from disposal of property, equipment and technology	—	2
Investment securities, available-for-sale:
Purchases	(1,184)	(933)
Proceeds from sales and maturities	418	1,224
Net distributions from other investments	1	2

Net cash (used in) provided by investing activities	(865)	194

Financing Activities
Repurchase of class A common stock	(1,253)	(75)
Dividends paid	(220)	(152)
Deposits into litigation escrow account—retrospective responsibility plan	—	(1,565)
Payments from litigation escrow account—retrospective responsibility plan	4,383	70
Cash proceeds from exercise of stock options	70	44
Restricted stock and performance shares settled in cash for taxes	(64)	—
Excess tax benefit for share-based compensation	50	18
Payment for earn-out related to PlaySpan acquisition	(12)	—
Principal payments on capital lease obligations	(5)	(5)

Net cash provided by (used in) financing activities	2,949	(1,665)

Decrease in cash and cash equivalents	(740)	(185)
Cash and cash equivalents at beginning of year	2,074	2,127

Cash and cash equivalents at end of period	$1,334	$1,942

Supplemental Disclosure of Cash Flow Information
Income taxes paid, net of refunds	$45	$57
Amounts included in accounts payable and accrued and other liabilities related to purchases of property, equipment, technology and intangible assets	$33	$42

VISA INC.

FISCAL 2013 AND 2012 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2013 Quarter Ended	Fiscal 2012 Quarter Ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
	(in millions)
Operating Revenues
Service revenues	$1,300	$1,264	$1,216	$1,241	$1,151
Data processing revenues	1,115	1,062	1,040	922	951
International transaction revenues	805	796	748	733	748
Other revenues	179	172	175	179	178
Client incentives	(553)	(563)	(614)	(497)	(481)

Total operating revenues	2,846	2,731	2,565	2,578	2,547

Operating Expenses
Personnel	454	471	435	431	389
Marketing	193	271	242	170	190
Network and processing	110	111	102	103	98
Professional fees	88	134	99	82	70
Depreciation and amortization	92	89	84	80	80
General and administrative	106	131	112	106	102
Litigation provision	3	2	4,098	—	—

Total operating expenses	1,046	1,209	5,172	972	929

Operating income (loss)	1,800	1,522	(2,607)	1,606	1,618
Non-operating income (expense)	1	66	—	3	(1)

Income (loss) before income taxes	1,801	1,588	(2,607)	1,609	1,617
Income tax provision (benefit)	508	(74)	(768)	317	590

Net income (loss) including non-controlling interest	1,293	1,662	(1,839)	1,292	1,027
Loss attributable to non-controlling interest	—	—	—	—	2

Net income (loss) attributable to Visa Inc.	$1,293	$1,662	$(1,839)	$1,292	$1,029

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended December 31, 2012, as well as the prior four quarterly reporting periods and the 12 months ended December 31, 2012 and 2011, for cards carrying the Visa, Visa Electron and Interlink brands. Also included is a table with information on the number of billable transactions processed on Visa Inc.’s CyberSource network.

1. Branded Volume and Transactions

The tables present total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended December 31, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$458	11.9%	11.5%	$313	13.4%	12.5%	3,269	$145	8.8%	9.2%	764
Canada	66	10.3%	6.5%	62	11.0%	7.1%	559	5	2.2%	-1.3%	11
CEMEA	265	20.1%	21.6%	52	34.1%	36.7%	930	213	17.1%	18.4%	1,164
LAC	256	-2.7%	4.9%	104	11.7%	21.8%	2,393	152	-10.6%	-4.2%	973
US	652	2.7%	2.7%	544	2.8%	2.8%	10,630	108	2.2%	2.2%	861

Visa Inc.	1,697	6.9%	8.1%	1,075	8.2%	8.7%	17,781	623	4.6%	7.0%	3,772
Visa Credit Programs
US	$274	10.4%	10.4%	$262	10.7%	10.7%	3,124	$12	4.4%	4.4%	16
Rest of World	478	11.0%	11.2%	425	12.2%	12.6%	4,862	53	2.3%	1.0%	201

Visa Inc.	752	10.8%	10.9%	687	11.6%	11.9%	7,985	64	2.7%	1.6%	217
Visa Debit Programs
US	$378	-2.3%	-2.3%	$282	-3.6%	-3.6%	7,506	$97	1.9%	1.9%	845
Rest of World	568	8.6%	12.3%	106	24.7%	29.1%	2,290	462	5.5%	9.0%	2,710

Visa Inc.	946	4.0%	6.0%	388	2.8%	3.6%	9,796	558	4.8%	7.7%	3,555

	For the 3 Months Ended September 30, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$429	6.7%	9.2%	$290	6.5%	8.2%	3,115	$139	7.3%	11.5%	693	558	659
Canada	62	2.3%	3.7%	57	2.8%	4.3%	528	5	-3.7%	-2.3%	11	27	35
CEMEA	238	11.9%	18.9%	47	27.0%	35.6%	805	191	8.8%	15.4%	1,070	264	265
LAC	239	-4.1%	9.8%	92	3.5%	19.8%	2,165	147	-8.3%	4.2%	909	395	424
US	632	1.0%	1.0%	521	0.8%	0.8%	10,320	111	1.7%	1.7%	886	540	698

Visa Inc.	1,600	3.2%	6.9%	1,008	3.8%	5.9%	16,932	592	2.3%	8.7%	3,569	1,783	2,081
Visa Credit Programs
US	$261	8.2%	8.2%	$250	9.2%	9.2%	2,976	$11	-10.1%	-10.1%	16	213	273
Rest of World	441	4.9%	8.9%	392	6.2%	10.1%	4,593	49	-3.9%	0.1%	190	455	515

Visa Inc.	703	6.1%	8.6%	642	7.3%	9.7%	7,570	61	-5.1%	-2.0%	206	669	788
Visa Debit Programs
US	$371	-3.6%	-3.6%	$271	-5.8%	-5.8%	7,344	$99	3.3%	3.3%	870	327	425
Rest of World	526	4.6%	13.2%	95	11.4%	20.2%	2,019	432	3.2%	11.8%	2,493	788	868

Visa Inc.	897	1.1%	5.6%	366	-1.9%	-0.2%	9,363	531	3.2%	10.1%	3,363	1,114	1,293

Operational Performance Data

	For the 3 Months Ended June 30, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$413	8.8%	11.2%	$277	11.5%	13.0%	3,001	$136	3.6%	7.6%	651	537	645
Canada	61	1.8%	6.3%	56	1.9%	6.4%	513	5	0.8%	5.2%	11	25	33
CEMEA	234	14.4%	23.4%	45	28.4%	39.2%	751	189	11.5%	20.2%	1,088	256	258
LAC	244	-0.3%	15.4%	88	3.2%	19.9%	2,055	155	-2.1%	13.0%	961	385	415
US	619	-0.7%	-0.7%	512	-1.1%	-1.1%	10,007	107	1.5%	1.5%	861	528	687

Visa Inc.	1,570	3.9%	8.1%	978	3.9%	6.2%	16,327	592	3.9%	11.5%	3,572	1,731	2,037
Visa Credit Programs
US	$256	9.2%	9.2%	$246	9.7%	9.7%	2,880	$11	-0.4%	-0.4%	15	209	265
Rest of World	426	6.7%	11.2%	378	8.5%	12.9%	4,437	49	-5.6%	0.0%	192	451	511

Visa Inc.	683	7.6%	10.5%	623	9.0%	11.6%	7,317	59	-4.7%	-0.1%	207	660	776
Visa Debit Programs
US	$363	-6.6%	-6.6%	$267	-9.3%	-9.3%	7,127	$96	1.7%	1.7%	846	320	421
Rest of World	525	7.5%	17.7%	88	16.9%	28.3%	1,883	437	5.8%	15.8%	2,519	752	839

Visa Inc.	888	1.2%	6.4%	355	-4.0%	-2.2%	9,011	533	5.0%	13.0%	3,364	1,071	1,261

	For the 3 Months Ended March 31, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$408	16.0%	14.2%	$269	16.6%	14.0%	2,874	$139	14.7%	14.8%	637	530	631
Canada	56	6.8%	8.8%	51	6.9%	8.9%	463	5	5.6%	7.5%	10	24	32
CEMEA	211	19.1%	24.1%	40	33.3%	39.7%	665	171	16.1%	20.9%	1,015	250	251
LAC	251	13.2%	18.9%	90	16.9%	22.8%	2,016	161	11.2%	16.8%	953	391	420
US	616	7.0%	7.0%	508	6.5%	6.5%	10,118	108	9.3%	9.3%	880	536	680

Visa Inc.	1,541	11.8%	12.9%	958	11.1%	11.2%	16,137	584	13.0%	15.9%	3,495	1,731	2,013
Visa Credit Programs
US	$234	11.8%	11.8%	$223	12.1%	12.1%	2,599	$10	5.5%	5.5%	15	205	265
Rest of World	411	13.1%	12.9%	365	14.9%	14.4%	4,229	47	0.8%	2.4%	182	453	513

Visa Inc.	645	12.6%	12.5%	588	13.8%	13.5%	6,828	57	1.6%	2.9%	197	658	778
Visa Debit Programs
US	$382	4.2%	4.2%	$284	2.4%	2.4%	7,519	$97	9.7%	9.7%	865	330	414
Rest of World	515	17.1%	21.0%	85	26.0%	29.5%	1,790	429	15.5%	19.4%	2,433	742	820

Visa Inc.	897	11.2%	13.2%	370	7.0%	7.6%	9,309	527	14.4%	17.5%	3,299	1,073	1,235

	For the 3 Months Ended December 31, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$409	13.2%	11.2%	$276	15.0%	12.0%	2,948	$133	9.5%	9.6%	621	519	613
Canada	60	4.1%	5.6%	56	4.7%	6.2%	500	5	-2.2%	-0.8%	10	27	36
CEMEA	221	20.1%	25.1%	39	29.1%	37.0%	643	182	18.3%	22.8%	1,066	241	243
LAC	263	13.0%	19.0%	93	14.7%	20.9%	2,068	169	12.1%	17.9%	998	383	414
US	635	7.4%	7.4%	529	7.3%	7.3%	10,612	106	8.2%	8.2%	879	531	670

Visa Inc.	1,588	11.3%	12.3%	993	10.6%	10.5%	16,771	595	12.4%	15.3%	3,574	1,701	1,977
Visa Credit Programs
US	$248	9.7%	9.7%	$237	9.7%	9.7%	2,808	$11	10.4%	10.4%	16	203	263
Rest of World	430	12.8%	12.1%	379	13.5%	12.6%	4,366	51	7.7%	8.8%	189	456	516

Visa Inc.	678	11.6%	11.2%	616	12.0%	11.4%	7,174	63	8.2%	9.0%	205	659	779
Visa Debit Programs
US	$387	6.0%	6.0%	$292	5.4%	5.4%	7,803	$95	7.9%	7.9%	863	328	407
Rest of World	523	15.1%	19.1%	85	20.3%	24.6%	1,793	438	14.1%	18.1%	2,506	714	791

Visa Inc.	910	11.0%	13.1%	377	8.4%	9.1%	9,597	532	13.0%	16.1%	3,369	1,042	1,198

Operational Performance Data

	For the 12 Months Ended December 31, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$1,707	10.7%	11.5%	$1,149	11.8%	11.8%	12,260	$559	8.5%	10.7%	2,744
Canada	246	5.2%	6.2%	226	5.6%	6.6%	2,063	20	1.1%	2.2%	43
CEMEA	948	16.3%	21.9%	184	30.7%	37.7%	3,151	764	13.3%	18.6%	4,337
LAC	989	1.2%	11.9%	375	8.6%	21.1%	8,629	615	-2.9%	7.0%	3,795
US	2,519	2.4%	2.4%	2,085	2.2%	2.2%	41,076	434	3.5%	3.5%	3,488

Visa Inc.	6,409	6.3%	8.9%	4,018	6.7%	7.9%	67,178	2,391	5.8%	10.6%	14,408
Visa Credit Programs
US	$1,025	9.9%	9.9%	$981	10.4%	10.4%	11,579	$44	-0.7%	-0.7%	62
Rest of World	1,757	8.8%	11.0%	1,559	10.3%	12.4%	18,121	197	-1.7%	0.8%	764

Visa Inc.	2,782	9.2%	10.6%	2,540	10.3%	11.6%	29,700	242	-1.5%	0.6%	827
Visa Debit Programs
US	$1,494	-2.2%	-2.2%	$1,104	-4.2%	-4.2%	29,497	$389	4.1%	4.1%	3,426
Rest of World	2,134	9.2%	15.8%	374	19.5%	26.6%	7,981	1,760	7.2%	13.8%	10,155

Visa Inc.	3,627	4.2%	7.7%	1,478	0.9%	2.1%	37,478	2,149	6.6%	11.9%	13,581

	For the 12 Months Ended December 31, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,542	19.2%	12.8%	$1,027	21.5%	14.1%	11,222	$515	14.7%	10.2%	2,424	519	613
Canada	234	11.0%	7.0%	214	11.0%	7.1%	1,881	20	10.0%	6.0%	40	27	36
CEMEA	815	26.9%	26.0%	141	35.6%	35.2%	2,227	674	25.2%	24.2%	3,963	241	243
LAC	978	22.8%	19.7%	345	27.6%	24.4%	7,530	633	20.3%	17.3%	3,699	383	414
US	2,460	9.4%	9.4%	2,041	9.5%	9.5%	41,105	419	8.7%	8.7%	3,527	531	670

Visa Inc.	6,028	16.1%	13.6%	3,768	15.0%	12.5%	63,966	2,261	18.0%	15.6%	13,652	1,701	1,977
Visa Credit Programs
US	$933	9.5%	9.5%	$889	9.8%	9.8%	10,327	$45	4.9%	4.9%	65	203	263
Rest of World	1,614	20.0%	14.0%	1,414	20.4%	14.2%	16,450	201	17.2%	12.6%	713	456	516

Visa Inc.	2,548	16.0%	12.3%	2,302	16.1%	12.4%	26,777	245	14.7%	11.1%	778	659	779
Visa Debit Programs
US	$1,527	9.3%	9.3%	$1,152	9.3%	9.3%	30,778	$374	9.2%	9.2%	3,462	328	407
Rest of World	1,954	22.3%	19.5%	313	31.5%	27.8%	6,411	1,641	20.7%	18.0%	9,413	714	791

Visa Inc.	3,481	16.2%	14.6%	1,465	13.4%	12.7%	37,189	2,015	18.4%	16.2%	12,874	1,042	1,198

Operational Performance Data

Footnote

The preceding tables present regional total volume, payments volume and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is reported quarterly by Visa’s members on their operating certificates and is subject to verification by Visa. On occasion, members may update previously submitted information.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. Rest of World includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.

Operational Performance Data

2. Cross Border Volume

The table below represents cross border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Dec 31, 2012	11%	11%
Sep 30, 2012	7%	10%
Jun 30, 2012	10%	14%
Mar 31, 2012	15%	16%
Dec 31, 2011	12%	13%

12 Months Ended
Dec 31, 2012	10%	13%
Dec 31, 2011	17%	14%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table, and are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Dec 31, 2012	14,159	4%
Sep 30, 2012	13,573	2%
Jun 30, 2012	13,113	1%
Mar 31, 2012	13,038	8%
Dec 31, 2011	13,600	8%

12 Months Ended
Dec 31, 2012	53,883	4%
Dec 31, 2011	51,941	10%

Operational Performance Data

4. CyberSource Transactions

The table below represents billable transactions processed on Visa Inc.’s CyberSource network.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Dec 31, 2012	1,581	28%
Sep 30, 2012	1,363	25%
Jun 30, 2012	1,303	25%
Mar 31, 2012	1,281	26%
Dec 31, 2011	1,235	25%

12 Months Ended
Dec 31, 2012	5,527	26%
Dec 31, 2011	4,385	32%